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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the AutoNation 401(k) Plan (the Plan), of our report dated June 7, 2002 with respect to the 2001 financial statements of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                                   Crowe, Chizek and Company LLP


Oak Brook, Illinois
June 27, 2002